Exhibit 10.53

EXECUTION VERSION

December 12, 2009

Highbury Financial Inc.
999 Eighteenth Street
Suite 300
Denver, Colorado  80202
Attention:  R. Bradley Forth

Mr. Forth:

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of December 12, 2009 (the “Merger Agreement”), by and among Highbury Financial Inc., a Delaware corporation (the “Company”), Affiliated Managers Group, Inc., a Delaware corporation, and Manor LLC, a Delaware limited liability company.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

The undersigned hereby agree that immediately prior to the consummation of the Merger and without any further notice from the Company, each of the undersigned shall exchange each share of Series B Preferred Stock of the Company held by the undersigned, including all accrued and unpaid dividends on such share, into, and the Company shall issue to the undersigned, that number of fully paid and nonassesable shares of Company Common Stock as is equal to the Conversion Number (as such term is defined in the Certificate of Designation of Series B Convertible Preferred Stock of Highbury Financial Inc., filed with the Secretary of State of the State of Delaware on August 10, 2009 (the “Series B Certificate of Designation”)).

The undersigned hereby agree that the exchange of the Series B Preferred Stock for Company Common Stock is intended to constitute a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”).  None of the undersigned shall take any contrary position on any tax return or in any audit, claim, investigation or proceeding before any governmental authority, unless required pursuant to a final determination within the meaning of Section 1313 of the Code.  This letter agreement shall constitute a "plan of reorganization" within the meaning of the Treasury Regulations promulgated pursuant to Section 368 of the Code.  Each of the undersigned shall comply with all reporting and record-keeping requirements set forth in Treasury Regulation Section 1.368-3, and Sections 6043(c) and 6043A of the Code, if applicable.  Each of the undersigned shall provide such information and assistance as is reasonably requested by another party hereto in order to comply with the reporting and record-keeping requirements referenced in the immediately preceding sentence.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions thereof.  This letter agreement may be executed in any number of counterparts (including by facsimile), each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Please indicate your agreement to the terms set forth above by executing this letter agreement where indicated below.

HIGHBURY FINANCIAL INC.

By:	/s/ Richard S. Foote
Name: Richard S. Foote
Title: President and Chief Executive Officer

SDB Aston, Inc.

By:	/s/ Stuart D. Bilton
Name: Stuart D. Bilton
Title: President

KCA Aston, Inc.

By:	/s/ Kenneth Anderson
Name: Kenneth Anderson
Title: President

GFD Aston, Inc.

By:	/s/ Gerald Dillenburg
Name: Gerald Dillenburg
Title: President

CRD Aston, Inc.

By:	/s/ Christine Dragon
Name: Christine Dragon
Title: President

JH Aston, Inc.

By:	/s/ Joseph Hays
Name: Joseph Hays
Title: President

BCH Aston, Inc.

By:	/s/ Betsy C. Heaberg
Name: Betsy C. Heaberg
Title: President

DAR Aston, Inc.

By:	/s/ David Robinow
Name: David Robinow
Title: President

JPR Aston, Inc.

By:	/s/ John P. Rouse
Name: John P. Rouse
Title: President